As filed with the Securities and Exchange
                         Commission on March 17, 2004.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 March 17, 2004


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


       Florida                          1-13666                   59-3305930
(State or other jurisdiction     (Commission file number)       (IRS employer
    of incorporation)                                        identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number,including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  ------------

                  On March 17, 2004, the Company issued a news release entitled "Darden Restaurants Reports Record Third Quarter Earnings Per Diluted Share Of 46 Cents," a copy of which is being filed herewith as Exhibit 99.

Item 7.           Financial Statements and Exhibits

                  (c) Exhibits.

                      Exhibit Number
                      (by reference to
                      Item 601 of
                      Regulation S-K)      Description

                           99 Press Release dated March 17, 2004, entitled "Darden Restaurants Reports Record Third Quarter Earnings per Diluted Share of 46 Cents."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March 17, 2004                 DARDEN RESTAURANTS, INC.



                                        By:/s/ Linda J. Dimopoulos
                                           -------------------------------------
                                           Linda J. Dimopoulos
                                           Senior Vice President and
                                           Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number           Description of Exhibit


         99 Press Release dated March 17, 2004, entitled "Darden Restaurants Reports Record Third Quarter Earnings Per Diluted Share Of 46 Cents."

                                                                      EXHIBIT 99

DARDEN RESTAURANTS
Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R)
www.darden.com
                                                      NEWS/INFORMATION
                                                      Corporate Relations
                                                      P.O. Box 593330
                                                      Orlando, FL  32859

                                     Contacts:
                                     (Analysts) Matthew Stroud (407) 245-6458
                                     (Media)    Mike Bernstein (407) 245-4567
FOR RELEASE
March 17, 2004
4:30 PM ET

                 DARDEN RESTAURANTS REPORTS RECORD THIRD QUARTER
                     EARNINGS PER DILUTED SHARE OF 46 CENTS

ORLANDO, FL, March 17 - Darden Restaurants, Inc. today reported quarterly sales of $1.24 billion for the third quarter ended February 22, 2004, and earnings per diluted share of 46 cents, a 31% increase versus last year.

"This was a strong quarter for Darden Restaurants," said Joe Lee, Darden's Chairman and Chief Executive Officer. "We delivered record third quarter earnings per diluted share, driven by exceptional performance at Olive Garden and improved performance at Red Lobster. We are more committed than ever to improving the dining experiences we offer while maintaining a dedicated focus on profitability. Our excellent earnings this quarter reflect that commitment. I am pleased with our direction as we continue to build a casual dining company that will last for generations."

Highlights for the quarter ended February 22, 2004, include the following:

o Earnings after tax in the third quarter were $77.9 million, or 46 cents per diluted share, on sales of $1.24 billion. Last year, earnings after tax were $61.8 million, or 35 cents per diluted share, on sales of $1.18 billion.

o    Total sales of $1.24 billion represent a 5.1% increase over prior year.

o Olive Garden reported its 38th consecutive quarter of same-restaurant sales growth with a 5.4% increase.

o Red Lobster's same-restaurant sales declined 5.1% but its same-restaurant traffic declines moderated from the decline experienced in the second quarter.

o Third quarter same-restaurant sales results at both Olive Garden and Red Lobster benefited by approximately 1% from favorable weather comparisons to last year.

                                     -MORE-
                                       -2-


o The Company reported a third quarter tax rate of 31.1%, compared to 33.8% last year. The decrease in the tax rate was a result of a favorable resolution of prior year tax matters. The earnings benefit derived from the lower tax rate was offset primarily by an increase in the amount of discretionary charitable contributions to the Darden Restaurants Foundation and the costs associated with Red Lobster's advertising agency change.

o The Company continued its share repurchase program, buying back 4.1 million shares of its common stock in the third quarter.


Operating Highlights

OLIVE GARDEN'S third quarter sales of $551.3 million were 9.1% above prior year, driven by a same-restaurant sales increase of 5.4% and revenue from 18 net new restaurants in operation versus last year. This is the 38th consecutive quarter of comparable-restaurant sales growth for Olive Garden. The company's increased sales and traffic, combined with lower food and beverage expense, restaurant expenses, and selling, general, and administrative costs as a percentage of sales, resulted in a record operating profit that also represents a strong double-digit increase over last year.

"It was another outstanding quarter for Olive Garden," said Drew Madsen, President of Olive Garden. "We delivered record financial performance in sales, operating profit and return on sales. Compelling promotional features, combined with our commitment to delight guests with a genuine Italian dining experience, resulted in this record-setting achievement. I want to thank our team at Olive Garden for their efforts to make all our guests feel like family when they visit our restaurants."

RED LOBSTER'S third quarter sales of $603.6 million were 2.8% below prior year, resulting from a same-restaurant sales decrease of 5.1% that was partially offset by revenue from eight net new restaurants in operation versus last year. Despite lower sales and traffic versus last year, Red Lobster experienced decreased food and beverage costs, restaurant labor expenses, and selling, general, and administrative costs as a percentage of sales, which were partially offset by higher depreciation expenses as a percentage of sales. These factors led to a strong double-digit increase in operating profit versus last year.

"This was a challenging quarter for Red Lobster," said Joe Lee. "While our performance during the quarter started off slowly, momentum continued to build throughout, culminating with the launch of this year's `LobsterFest' in February. And, despite sales that were down for the quarter versus prior year, operating profit increased dramatically primarily because of our focus on sustainable cost management to strengthen our business. We have more work ahead of us, but we know we are making progress on improving our operations, marketing and menu. I want to thank the crew for their dedication to making Red Lobster America's favorite place for seafood. "

BAHAMA BREEZE has opened three restaurants year-to-date, bringing the total number of restaurants in operation to 37. One more opening is scheduled for this fiscal year in Pittsburgh, Pennsylvania.

                                     -MORE-

SMOKEY BONES opened six new restaurants during the third quarter, bringing the year-to-date total to 20 net new openings. In addition, the company has opened five more restaurants since the end of the quarter. As a result, Smokey Bones now has 64 restaurants in operation. During this fiscal year, 30 restaurants are expected to open.


Other Actions

Darden continued the buyback of its common stock, purchasing 4.1 million shares in the third quarter. Since December 1995, the Company has repurchased a total of 104.8 million shares under authorizations totaling 115.4 million shares.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,300 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones and Seasons 52 restaurants with annual sales of $4.7 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.


                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS

         2/22/04                                                         2/23/03
         -------                                                         -------
             649               Red Lobster USA                               641
              31               Red Lobster Canada                             31
          ------               ------------------                         ------
             680               Total Red Lobster                             672

             528               Olive Garden USA                              510
               6               Olive Garden Canada                             6
          ------               -------------------                       -------
             534               Total Olive Garden                            516

              37               Bahama Breeze                                  32

              59               Smokey Bones BBQ                               34

               1               Seasons 52                                      0
         -------                                                         -------

           1,311               Total Restaurants                           1,254

                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             13 Weeks Ended                    39 Weeks Ended

                                                       02/22/2004     2/23/2003             2/22/2004     2/23/2003
                                                       ----------     ---------             ---------     ---------
Sales                                                  $1,241,952    $1,181,383            $3,644,184    $3,427,479
Costs and expenses:
  Cost of sales:
     Food and beverage                                    372,544       364,328             1,115,457     1,060,518
     Restaurant labor                                     391,019       375,320             1,158,968     1,098,456
     Restaurant expenses                                  188,709       181,464               570,541       521,695
       Total cost of sales(1)                             952,272       921,112             2,844,966     2,680,669
  Selling, general and administrative                     113,552       108,145               347,513       317,406
  Depreciation and amortization                            52,179        48,132               155,780       139,203
  Interest, net                                            10,944        10,669                32,310        31,651
           Total costs and expenses                     1,128,947     1,088,058             3,380,569     3,168,929
Earnings before income taxes                              113,005        93,325               263,615       258,550
Income taxes                                              -35,106       -31,539               -85,869       -87,400
Net earnings                                              $77,899       $61,786              $177,746      $171,150

Net earnings per share:
  Basic                                                     $0.47         $0.36                 $1.08         $1.00
  Diluted                                                   $0.46         $0.35                 $1.04         $0.96

Average number of common shares outstanding:
  Basic                                                   164,200       170,700               164,600       171,100
  Diluted                                                 170,100       177,500               170,600       178,700

(1) Excludes restaurant depreciation and
amortization as follows:                                  $48,690       $44,911              $145,215      $128,884


                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                          2/22/2004            05/25/2003
ASSETS
Current Assets:
   Cash and cash equivalents                                                $43,870               $48,630
   Receivables                                                               35,176                29,023
   Inventories                                                              262,761               173,644
   Assets held for disposal                                                     710                    --
   Prepaid expenses and other current assets                                 21,950                25,126
   Deferred income taxes                                                     58,162                49,206
       Total current assets                                                $422,629              $325,629
Land, buildings and equipment                                             2,264,048             2,157,132
Other assets                                                                185,660               181,872
       Total assets                                                      $2,872,337            $2,664,633

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $188,132              $175,991
   Short-term debt                                                           14,600                    --
   Accrued payroll                                                           93,003                85,975
   Accrued income taxes                                                      66,948                67,975
   Other accrued taxes                                                       36,237                35,069
   Unearned revenues                                                         91,679                72,698
   Other current liabilities                                                250,197               202,201
       Total current liabilities                                           $740,796              $639,909
Long-term debt                                                              654,309              $658,086
Deferred income taxes                                                       169,998               150,537
Other liabilities                                                            21,570                19,910
       Total liabilities                                                 $1,586,673            $1,468,442

Stockholders' equity:
   Common stock and surplus                                              $1,572,219            $1,525,957
   Retained earnings                                                      1,150,614               979,443
   Treasury stock                                                        -1,381,631            -1,254,293
   Accumulated other comprehensive income                                   -10,181               -10,489
   Unearned compensation                                                    -44,173               -42,848
   Officer notes receivable                                                  -1,184                -1,579
       Total stockholders' equity                                        $1,285,664            $1,196,191
       Total liabilities and stockholders' equity                        $2,872,337            $2,664,633

                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                   THIRD QUARTER FY 2004 FINANCIAL HIGHLIGHTS
                      (In millions, except per share data)
                                   (Unaudited)


                                                            13 Weeks Ended                     39 Weeks Ended

                                                       2/22/2004      2/23/2003             2/22/2004     2/23/2003
                                                       ---------      ---------             ---------     ---------
Sales                                                   $1,242.0       $1,181.4              $3,644.2      $3,427.5

Net Earnings                                               $77.9          $61.8                $177.7        $171.2

Net Earnings per Share:
  Basic                                                    $0.47          $0.36                 $1.08         $1.00
  Diluted                                                  $0.46          $0.35                 $1.04         $0.96

Average Number of Common Shares Outstanding:
  Basic                                                    164.2          170.7                 164.6         171.1
  Diluted                                                  170.1          177.5                 170.6         178.7



                                     -END-